EXHIBIT 23.0
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Abington Bancorp, Inc.
Jenkintown, Pennsylvania
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-144156 and 333-152668) of Abington Bancorp, Inc. and its subsidiaries of our reports dated March 11, 2010, relating to the consolidated financial statements and the effectiveness of Abington Bancorp, Inc.’s internal control over financial reporting, which appear in this Annual Report on Form 10-K.
/s/ ParenteBeard LLC
Malvern, Pennsylvania
March 11, 2010